THIRD AMENDMENT TO

SUBLICENSE AGREEMENT

This third amendment (“Amendment”) to the Sublicense Agreement (the “Agreement”) dated as of December 1, 2021, as amended, by and between Harbor Capital Advisors, Inc. (“Harbor”) and Harbor ETF Trust (“Licensee”) is entered into as of July 23, 2026 (the “Effective Date”).

WHEREAS, Harbor and Licensee (“Parties”) desire to amend Exhibit A of the Agreement; and

WHEREAS, Section 7 of the Agreement requires that all amendments to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.

This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Illinois, without regard to its conflict of law provisions.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

HARBOR CAPITAL ADVISORS, INC.		HARBOR ETF TRUST

By:	/s/ Diana R. Podgorny	By:	/s/ Charles F. McCain
	Diana R. Podgorny		Charles F. McCain
	Executive Vice President,		President
General Counsel & Secretary

EXHIBIT A

Index and Marks	Index Provider	Fees
Human Capital Factor Large Cap Index (formerly, CIBC Human Capital Index) Marks: HUMAN CAPITAL LARGE CAP INDEX	Canadian Imperial Bank of Commerce	None

Human Capital Factor Small Cap Index (formerly, CIBC Human Capital Small Cap Index) Marks: HUMAN CAPITAL SMALL CAP INDEX	Canadian Imperial Bank of Commerce	None

Quantix Commodity Index (formerly, Quantix Inflation Index) Marks: QUANTIX COMMODITIES, QCI	Quantix Commodities Indices, LLC	None

NYSE Structured Autocallable Income Index Marks: ICE, NYSE	ICE Data Indices, LLC	None

NYSE Structured Autocallable High Income Index Marks: ICE, NYSE	ICE Data Indices, LLC	None

NYSE Structured Autocallable Premium Income Index Marks: ICE, NYSE	ICE Data Indices, LLC	None